Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Talend S.A.

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 6, 2017, with respect to the consolidated statements of financial position of Talend S.A. and subsidiaries (the “Company”) as of December 31, 2016 and 2015 and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2016, which report appears in Amendment N°. 1 to the Registration Statement on Form F-1 (Registration N°.333-216493), filed by the Company on March 13, 2017 and to the reference to our firm under the heading “Experts” in the prospectus contained in Amendment N°1 to the Registration Statement on Form F-1 (Registration N°.333-216493).

Paris La Défense, France

March 15, 2017

KPMG S.A.

/s/ Grégoire Menou	/s/ Jacques Pierre
Grégoire Menou	Jacques Pierre
Partner	Partner